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                                                                    Exhibit 99.1


For Immediate Release                       Contacts: Cortney Rhoads/Jerry Walsh
                                                      Walsh Communications
                                                      212-221-4612
                                                      cortney@walshcom.com
                                                      jerry@walshcom.com


               PREDICTIVE SYSTEMS ANNOUNCES FIRST QUARTER RESULTS

New York, NY - April 24, 2003 -- Predictive Systems, Inc. (Nasdaq: PRDS), a leading network infrastructure and security consulting firm, today announced its financial results for the quarter ended March 31, 2003.

Revenues for the quarter, before reimbursed expenses, were $8.1 million, a decrease of 44.6% from the same period in 2002 and a decrease of 20.6% from fourth quarter 2002 revenue of $10.2 million, excluding reimbursed expenses. Net loss for the quarter in accordance with accounting principles generally accepted in the United States (GAAP), was $(1.4) million, or $(0.04) per diluted share, compared to net loss of $(31.6) million, or $(0.85) per diluted share, for the first quarter of 2002 and $(2.9) million, or $(0.08) per diluted share, for the fourth quarter of 2002. GAAP operating loss for the quarter was $(1.4) million compared to operating loss of $(7.9) million for the first quarter of 2002 and $(3.1) million for the fourth quarter of 2002. Adjusted operating loss (see note a) for the quarter was $(911,000) compared to adjusted operating loss of $(5.2) million for the first quarter of 2002 and $(769,000) for the fourth quarter of 2002. Adjusted operating loss is determined by deducting depreciation and amortization, impairment of intangibles, restructuring and other charges, and noncash charges for stock-based compensation and services from GAAP operating loss.

Predictive Systems, Inc. has entered into a definitive agreement under which International Network Services Inc. (INS), a leading provider of global network consulting and security services, will acquire Predictive Systems. Under the terms of the agreement and pending shareholder approval, a wholly-owned subsidiary of INS will merge with and into Predictive Systems and Predictive will continue operations as a wholly owned subsidiary of INS. The shareholders of Predictive Systems are expected to receive total cash consideration of approximately $19.2 million, or approximately $0.46 per share, subject to certain conditions. Should the previously announced sale of Predictive's Security Intelligence Services business unit to Science Applications International Corporation (SAIC) not close for any reason, an additional 4.19 million shares will be required to be included in the per share INS merger consideration calculation resulting in a decrease in the estimated price per share of the INS merger to approximately $0.42 per share. The consideration is subject to further adjustment based on the estimated net assets of Predictive Systems immediately prior to the closing of the merger. Predictive Systems intends to issue a press release announcing the finally determined per share consideration on the third trading day prior to the special meeting of Predictive Systems stockholders.

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Predictive Systems will host a call at 10:00 a.m. (ET) today to discuss the company's results and provide additional information. The call will be broadcast live on the Internet. For Webcast information, please go to http://www.predictive.com. The call is also accessible by dialing 1-800-299-7098 (within the US) or 617-801-9715 (International). Participant pass code is 6577382. A rebroadcast of the call will be available from April 24 at 12:00 p.m.
(ET) through May 1 at 5:00 p.m. (ET) by dialing 1-888-286-8010 (US) or 617-801-6888 (International). Participant pass code is 5807968.

(a) Adjusted operating loss is defined as operating loss before depreciation and amortization, impairment of intangibles, restructuring and other charges, and noncash charges for stock-based compensation and services. You should not consider adjusted operating loss as a measure of financial performance under generally accepted accounting principles in the United States. The items excluded from adjusted operating loss are significant components in understanding the company's operating results, financial performance or liquidity. Because adjusted operating loss is not a measurement determined in accordance with generally accepted accounting principles in the United States and is thus susceptible to varying calculations, adjusted operating loss as presented may not be comparable to other similarly titled measures of other companies. The following table reconciles GAAP operating loss to adjusted operating loss presented above:


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                                                  Three Months Ended March 31,    Three Months Ended
                                                                                     December 31,
                                                    2003                2002             2002
----------------------------------------------------------------------------------------------------
                                                           (unaudited)               (unaudited)
----------------------------------------------------------------------------------------------------
GAAP operating loss                               $(1,403,000)     $ (7,941,000)    $ (3,064,000)
Depreciation and amortization                          62,000           774,000           98,000
Intangibles amortization                                   --           981,000               --
Impairment of intangibles                                  --                --          561,000
Restructuring and other charges                       324,000           933,000        1,409,000
Noncash charges for stock-based compensation          106,000            36,000          227,000
and services
Adjusted operating loss                          $   (911,000)     $ (5,217,000)    $   (769,000)
----------------------------------------------------------------------------------------------------

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

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                            PREDICTIVE SYSTEMS, INC.
                           CONSOLIDATED BALANCE SHEETS
-------------------------------------------------------------------------------------------
                                                   March 31, 2003         December 31, 2002
                                                    (unaudited)
-------------------------------------------------------------------------------------------
ASSETS
Cash and cash equivalents                           $   17,631,000       $    19,464,000
Restricted cash                                            850,000             1,365,000
Accounts receivable - net of allowance for               3,617,000             3,805,000
doubtful accounts
Related party receivables                                  243,000               549,000
Unbilled revenues                                        1,648,000             1,923,000
Work in process - hardware and software                         --               238,000
Receivables from employees and stockholders                 21,000                15,000
Refundable income taxes                                    218,000               283,000
Prepaid expenses and other current assets                  965,000             1,655,000
Total current assets                                    25,193,000            29,297,000
Property and equipment - net of accumulated                300,000               306,000
depreciation and amortization
Goodwill - net of accumulated amortization               1,670,000             1,670,000
Restricted cash                                            504,000               504,000
Other assets                                               446,000               433,000
Total assets                                        $   28,113,000       $    32,210,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable                                    $      920,000       $       620,000

Accrued expenses and other current liabilities           3,054,000             5,579,000
Current portion of capital lease obligations                43,000                49,000
Deferred revenue                                           726,000             1,374,000
Total current liabilities                                4,743,000             7,622,000
Capital lease obligations                                       --                 9,000
Deferred rent                                              119,000               113,000
Total noncurrent liabilities                               119,000               122,000
Total liabilities                                        4,862,000             7,744,000
Common stock                                                38,000                38,000
Additional paid-in capital                             230,823,000           230,561,000
Deferred compensation                                    (167,000)              (14,000)
Accumulated deficit                                  (207,673,000)         (206,317,000)
Accumulated other comprehensive income                     230,000               198,000
Total stockholders' equity                              23,251,000            24,466,000
Total liabilities and stockholders' equity          $   28,113,000       $    32,210,000
-----------------------------------------------------------------------------------------

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                                                             Three Months Ended March 31,
                                                               2003                2002
                                                                     (unaudited)
------------------------------------------------------------------------------------------
Revenues
        Professional services                           $    7,475,000      $   14,106,000
        Reimbursed expenses                                    159,000             401,000
        Hardware and software sales                            629,000             524,000
Total revenues                                               8,263,000          15,031,000
Cost of revenues (excluding noncash charges for
stock based compensation and services)
        Professional services                                4,890,000          10,171,000
        Reimbursed expenses                                    159,000             401,000
        Hardware and software                                  416,000             493,000
Total cost of revenues                                       5,465,000          11,065,000
Gross profit                                                 2,798,000           3,966,000
Operating expenses
        Sales and marketing (excluding noncash               1,035,000           2,742,000
        charges for stock based compensation and
        services)
        General and administrative (excluding
        noncash charges for stock based compensation         2,674,000           6,441,000
        and services)
        Depreciation and amortization                           62,000             774,000
        Intangibles amortization                                    --             981,000
        Restructuring and other charges                        324,000             933,000
        Noncash charges for stock-based compensation           106,000              36,000
        and services
Total operating expenses                                     4,201,000          11,907,000
Operating loss                                             (1,403,000)          (7,941,000)
Interest income, net                                            49,000             135,000
Other expense, net                                             (2,000)            (446,000)
Loss before cumulative effect of change in                 (1,356,000)          (8,252,000)
accounting principle
Cumulative effect of change in accounting principle                --           23,308,000
Net loss                                               $   (1,356,000)      $  (31,560,000)
Basic and diluted loss per common share before
cumulative effect of change in accounting principle    $        (0.04)      $        (0.22)
Cumulative effect of change in accounting principle                --                (0.63)
Basic and diluted net loss per common share            $        (0.04)      $        (0.85)
Basic and diluted weighted average common shares           38,147,677           36,980,895
outstanding
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

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About Predictive Systems
Predictive Systems, Inc. (NASDAQ SC: PRDS) is a leading consulting firm focused on helping Fortune 1000 companies design, manage, and optimize smart, secure technology infrastructures that focus on measurable, business-driven results. As a full service security systems consulting firm, Predictive Systems addresses all three of the critical needs - business strategy, technical capability, and network management - of network security. Headquartered in New York City, Predictive Systems has regional offices throughout the United States. Predictive has a strong global presence, with offices located in the UK and the Netherlands. For additional information, please contact Predictive Systems at
(212) 659-3400 or visit www.predictive.com.

Predictive Systems, the Predictive Systems logo, BusinessFirst, and Global Integrity are trademarks or registered trademarks of Predictive Systems, Inc. All other brands or product names are trademarks or registered trademarks of their respective companies.

Additional Information
In connection with the INS merger, Predictive Systems will be filing a proxy statement and other relevant documents concerning the transaction with the Securities and Exchange Commission ("SEC"). STOCKHOLDERS OF PREDICTIVE SYSTEMS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the proxy statement and other documents when they become available by contacting Investor Relations, Predictive Systems, Inc., 19 West 44th Street, New York, NY 10036 (Telephone: (212) 659-3400). In addition, documents filed with the SEC by Predictive Systems will be available free of charge at the SEC's web site at http://www.sec.gov.

Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of stockholders of Predictive Systems in connection with the transaction, and their interests in the solicitation, will be set forth in a proxy statement that will be filed by Predictive Systems with the SEC.

This press release contains statements of a forward-looking nature relating to future events or future financial results of Predictive Systems. Investors are cautioned that such statements are only predictions and that actual events or results may differ materially. Statements concerning the completion of the INS acquisition, the expected consideration per share, whether the purchase price will be adjusted based on Predictive Systems' net assets, and the completion of the SAIC transaction, among others, are by nature "forward-looking statements" (within the meaning of the Private Securities Litigation Reform Act of 1995) that involve a number of uncertainties and risks and cannot be guaranteed. Factors that could cause actual events or results to differ materially include the risk that the merger may not be consummated in a timely manner, if at all, risks associated with estimating cash requirements and closing net assets, employee relations, risks relating to shifts in customer demand, and other risks concerning Predictive Systems that are detailed in its period filings with the SEC, including its most recent filings on Form 10-K and Form 10-Q.

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